Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8:
-of our report dated May 26, 2026, relating to the financial statements of Quantinuum Inc., and
-of our report dated March 30, 2026, relating to the financial statements of Quantinuum, appearing in the Registration Statement No. 333-295701 on Form S-1 of Quantinuum Inc.
/s/ Deloitte & Touche LLP
Charlotte, North Carolina
June 4, 2026